As filed with the Securities and Exchange Commission on August 14, 2018

Registration No. 333-220357

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	6029	66-0770448
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

111 W Chalan Santo Papa

Hagåtña, Guam 96910

(671) 472-5300

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Joaquin P.L.G. Cook

Interim President and Chief Executive Officer

111 W Chalan Santo Papa

Hagåtña, Guam 96910

(671) 472-5300

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Danilo M. Rapadas Senior Vice President, General Counsel & Chief Risk Officer 111 W Chalan Santo Papa Hagåtña, Guam 96910	Charles A. Roberts, Jr. Stephen C. Hinton Bradley Arant Boult Cummings LLP One Federal Place 1819 Fifth Avenue North Birmingham, AL 35203-2119

Approximate date of commencement of proposed sale to the public: Not applicable.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement No. 333-220357 on Form S-1 (the “Registration Statement”) initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 6, 2017, by BankGuam Holding Company, a Guam corporation and a bank holding company registered under the Bank Holding Company Act of 1956 (the “Company”), as amended by Amendment No. 1 to the Registration Statement, filed with the SEC on September 27, 2017, and declared effective on September 29, 2017, is being filed to terminate the Registration Statement and deregister all unsold securities of the Company that were registered under the Registration Statement. Pursuant to the Registration Statement, 1,632,653 shares of the Company’s Common Stock were registered for issuance. The Company hereby removes from registration by means of this Post-Effective Amendment the 1,292,554 shares that remain unsold under the Registration Statement as of the date hereof.

The Company is terminating the Registration Statement and deregistering any remaining securities registered but unsold under the Registration Statement in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hagåtña, Guam, on August 14, 2018.

BankGuam Holding Company

/s/ Joaquin P.L.G. Cook
Joaquin P.L.G. Cook Interim President and Chief Executive Officer